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                                                        EXHIBIT 10.4.L

                       AGREEMENT BETWEEN HEXCEL CORPORATION

                           AND STEPHEN C. FORSYTH


     For and in consideration of the mutual promises made herein, the undersigned "Employee" and Hexcel Corporation, including its successors and assigns (collectively the "Company"), agree as follows:

     1. In the event that Employee is terminated by the Company at any time, the Company shall pay Employee severance equal to one year of salary, exclusive of bonus, based on the salary Employee is receiving on the last day of employment with the Company ("Severance Pay"). Severance Pay shall be paid in 12 equal installments, less applicable state, federal and local tax withholdings, on or before the last day of the month beginning with the month following the month Employee is last employed by the Company. In addition, the Company shall also pay the premium or other costs of maintaining existing coverage under the applicable medical/dental plans, disability insurance program and life insurance program for the one-year during which Employee is entitled to severance payments as provided herein.

     2. Employee waives any and all rights to which Employee may have been entitled in the Employment Separation Agreement entered into between the Company and Employee dated March 17, 1993, attached hereto as Exhibit A. Specifically, the Company and Employee agree that this Agreement Regarding Severance Pay constitutes a termination of the Employment Separation Agreement, and of any and all rights Employee may have had under the Employment Separation Agreement.

     3. The Company and Employee agree that any dispute as to the interpretation or enforcement of this Agreement Regarding Severance Pay shall be resolved by final and binding arbitration before Arbitrator John Kagel ("the Arbitrator"), with the party that does not prevail to be responsible for the cost of arbitration.

     4. The terms of this Agreement Regarding Severance Pay shall be regarded as severable. If any term is found by the Arbitrator to be unenforceable, that shall not affect the enforceability of the remainder of the terms of the Agreement. If any term as written should be interpreted by the Arbitrator to

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be so broad as to be unenforceable, then such term shall be restricted as necessary to make such term enforceable to the fullest extent permitted by law.

     5. The Company and Employee acknowledge that they have read this Agreement Regarding Severance Pay, that they are fully aware of its contents and of its legal effect, that the preceding paragraphs recite the sole consideration for this Agreement Regarding Severance Pay, that all agreements and understandings between the parties are embodied and expressed herein and supersede their Employment Separation Agreement dated March 17, 1993, and that each party enters into this Agreement Regarding Severance Pay freely, without coercion, and based on the party's own judgment and not in reliance upon any representations or promises made by the other party, other than those contained herein.

     6. This Agreement Regarding Severance Pay shall be construed and governed by the laws of the State of California.

                                        HEXCEL CORPORATION

Dated:                                  By:
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                                        EMPLOYEE

Dated:                                  By:
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